Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (“Agreement”) is entered into on this 6th day of April, 2004, by and among MetroPCS Communications, Inc., a Delaware corporation (“Parent”), MPCS Holdco Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and MetroPCS, Inc., a Delaware corporation (“MetroPCS”).

RECITALS:

A. The boards of directors of Parent, MetroPCS and Merger Sub have each determined that it is advisable and in the best interests of each corporation and its respective stockholders for MetroPCS and Merger Sub to combine into a single company through the statutory merger of Merger Sub with and into MetroPCS (the “Merger”).

B. In furtherance thereof, the board of directors of each of Parent, MetroPCS and Merger Sub has approved this Agreement and the Merger in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), including Section 251(g) of the DGCL, and upon the terms and conditions set forth in this Agreement, pursuant to which the capital stock of MetroPCS outstanding immediately prior to the Effective Time will be converted into the right to receive shares of capital stock of Parent, as set forth herein.

C. As of the date hereof, MetroPCS holds of record all of the outstanding shares of Parent capital stock and no shares of Parent capital stock are issued but not outstanding and Parent holds of record all of the outstanding shares of Merger Sub capital stock and no shares of Merger Sub capital stock are issued but not outstanding.

D. It is contemplated that no gain or loss will be recognized for United States federal income tax purposes by the stockholders of MetroPCS as a result of the exchange of shares of capital stock of MetroPCS for shares of capital stock of Parent pursuant to the Merger and that this Agreement constitutes a plan of reorganization for United States federal income tax purposes.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL, Merger Sub shall be merged with and into MetroPCS, the separate existence of Merger Sub shall cease and MetroPCS shall continue as the surviving entity. MetroPCS, as the surviving corporation in the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

1.2 Effective Time. Upon authorization and execution of this Agreement by the parties, the parties hereto shall file a Certificate of Merger in the form attached hereto as Exhibit A (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Secretary of State”). The Merger shall become effective at such time (the “Effective Time”) as shall be stated in the Certificate of Merger; provided that prior to the Effective Time the board of directors of MetroPCS shall not have altered or rescinded its determination that the MetroPCS stockholders shall not recognize gain or loss for United States federal income tax purposes as a result of the Merger.

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of MetroPCS and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of MetroPCS and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the Certificate of Incorporation of MetroPCS, as in effect immediately prior to the Effective Time (the “Certificate of Incorporation”), shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation; provided that in connection with the Merger the Certificate of Incorporation shall be amended to include a provision providing that any act or transaction by or involving the Surviving Corporation, other than the election or removal of directors, that requires for its adoption, either under the DGCL or the Certificate of Incorporation of the Surviving Corporation, the approval of the stockholders of the Surviving Corporation shall, by specific reference to Section 251(g) of the DGCL, require, in addition, the approval of the stockholders of Parent (or any successor by merger), by the same vote as is required by the DGCL and/or the Certificate of Incorporation.

(b) The Bylaws of MetroPCS, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the Bylaws of the Surviving Corporation, until thereafter amended as provided by the DGCL, the Certificate of Incorporation and such Bylaws.

1.5 Directors and Officers. At the Effective Time, the directors of MetroPCS immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of MetroPCS immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

ARTICLE II

CONVERSION OF SHARES

2.1 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Parent, MetroPCS, Merger Sub or the holders of any of MetroPCS’ securities:

(a) MetroPCS Class A Common Stock. At the Effective Time, each share of Class A Common Stock, par value $0.0001 per share, of MetroPCS (“MetroPCS Class A Common Stock”) issued and outstanding, if any, immediately prior to the Effective Time shall be automatically converted into the right to receive one share of Class A Common Stock, par value $0.0001 per share, of Parent (“Parent Class A Common Stock”).

(b) MetroPCS Class B Common Stock. At the Effective Time, each share of Class B Common Stock, par value $0.0001 per share, of MetroPCS (“MetroPCS Class B Common Stock”) issued and outstanding, if any, immediately prior to the Effective Time shall be automatically converted into the right to receive one share of Class B Common Stock, par value $0.0001 per share, of Parent (“Parent Class B Common Stock”).

(c)MetroPCS Class C Common Stock. At the Effective Time, each share of Class C Common Stock, par value $0.0001 per share, of MetroPCS (“MetroPCS Class C Common Stock”) issued and outstanding, if any, immediately prior to the Effective Time shall be automatically converted into the right to receive one share of Class C Common Stock, par value $0.0001 per share, of Parent (“Parent Class C Common Stock”).

(d) MetroPCS Preferred Stock. At the Effective Time, each share of Series D Convertible Preferred Stock, par value $0.0001 per share, of MetroPCS (“MetroPCS Series D Preferred Stock”) issued and outstanding, if any, immediately prior to the Effective Time shall be automatically converted into the right to receive one share of Series D Convertible Preferred Stock, par value $0.0001 per share, of Parent (“Parent Series D Preferred Stock” and, together with the Parent Class A Common Stock, Parent Class B Common Stock and Parent Class C Common Stock, the “Parent Capital Stock”).

(e) Exchange of Certificates. Promptly following the Effective Time, Parent shall deliver to each person who has become entitled to receive Parent Capital Stock by virtue of the Merger, a certificate or certificates evidencing the class and number of shares of Parent Capital Stock to which such person is entitled as provided herein, in exchange for the certificates representing the MetroPCS Class A Common Stock, MetroPCS Class B Common Stock, MetroPCS Class C Common Stock and MetroPCS Series D Preferred Stock (collectively, “MetroPCS Capital Stock”) of such person outstanding immediately prior to the Effective Time. The designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the Parent Capital Stock are the same as those of the MetroPCS Capital Stock.

(f)Merger Sub Common Stock. At the Effective Time, each share of Common Stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of Common Stock, par value $0.0001 per share, of Surviving Corporation.

2.2 No Further Ownership Rights in MetroPCS Capital Stock. As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of MetroPCS Capital Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective

Time represented any such shares of MetroPCS Capital Stock shall thereafter cease to have any rights with respect to such shares of MetroPCS Capital Stock, except the right to receive, upon surrender of such certificate, a certificate or certificates representing Parent Capital Stock in accordance with this Agreement.

2.3 MetroPCS Stock Options.

(a) At the Effective Time, each option to purchase MetroPCS Class B Common Stock outstanding as of the Effective Time (an “Outstanding MetroPCS Class B Option”) shall, by virtue of the Merger, be assumed by Parent. Each Outstanding MetroPCS Class B Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such Outstanding MetroPCS Class B Option immediately prior to the Effective time, provided that (i) each Outstanding MetroPCS Class B Option, if and when exercisable in accordance with its terms, shall be exercisable for a number of shares of Parent Capital Stock equal to that number of shares of MetroPCS Class B Common Stock that were subject to such Outstanding MetroPCS Class B Option immediately prior to the Effective Time, and (ii) the per share exercise price for the shares of Parent Capital Stock issuable upon exercise of such Outstanding MetroPCS Class B Option shall be equal to the exercise price per share of MetroPCS Class B Common Stock of such Outstanding MetroPCS Class B Option immediately prior to the Effective Time. Upon assumption of the Outstanding MetroPCS Class B Options as provided herein, holders of such options shall have no additional rights or benefits beyond those which they had immediately prior to the Effective Time pursuant to the terms of such Outstanding MetroPCS Class B Options and the underlying stock option plans, and shall not be relieved of any obligations or restrictions applicable to such options or the shares of Parent Capital Stock issued or issuable upon exercise of such options.

(b) At the Effective Time, each option to purchase MetroPCS Class C Common Stock outstanding as of the Effective Time (an “Outstanding MetroPCS Class C Option”) shall, by virtue of the Merger, be assumed by Parent. Each Outstanding MetroPCS Class C Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such Outstanding MetroPCS Class C Option immediately prior to the Effective time, provided that (i) each Outstanding MetroPCS Class C Option, if and when exercisable in accordance with its terms, shall be exercisable for a number of shares of Parent Class C Common Stock equal to that number of shares of MetroPCS Class C Common Stock that were subject to such Outstanding MetroPCS Class C Option immediately prior to the Effective Time, and (ii) the per share exercise price for the shares of Parent Class C Common Stock issuable upon exercise of such Outstanding MetroPCS Class C Option shall be equal to the exercise price per share of MetroPCS Class C Common Stock of such Outstanding MetroPCS Class C Option immediately prior to the Effective Time. Upon assumption of the Outstanding MetroPCS Class C Options as provided herein, holders of such options shall have no additional rights or benefits beyond those which they had immediately prior to the Effective Time pursuant to the terms of such Outstanding MetroPCS Class C Options and the underlying stock option plans, and shall not be relieved of any obligations or restrictions applicable to such options or the shares of Parent Class C Common Stock issued or issuable upon exercise of such options.

(c) As soon as practicable after the Effective Time, Parent shall deliver to each holder of Outstanding MetroPCS Class B Options and Class C MetroPCS options (collectively, “Outstanding MetroPCS Options”) an appropriate notice setting forth such holder’s rights pursuant thereto, and such Outstanding MetroPCS Options shall continue in effect on the same terms and conditions. Parent shall take all corporate action necessary to reserve out of its authorized but unissued shares of Parent Class B Common Stock and Parent Class C Common Stock sufficient number of shares for delivery upon the exercise of the Outstanding MetroPCS Options.

2.4 MetroPCS Warrants.

(a) At or prior to the Effective Time, MetroPCS and Parent shall take all action necessary to cause the assumption by Parent, as of the Effective Time, of the warrants to purchase MetroPCS Class B Common Stock outstanding as of the Effective Time (the “Outstanding MetroPCS Class B Warrants”), and to obtain the consent of each holder of Outstanding MetroPCS Class B Warrants to the extent deemed necessary by MetroPCS and Parent to effect such assumption on the terms set forth in this Section 2.4(a). Each of the Outstanding MetroPCS Class B Warrants shall be converted into a warrant to purchase shares of Parent Capital Stock as of the Effective Time. After the Effective Time, each Outstanding MetroPCS Class B Warrant shall be exercisable for a number of shares of Parent Capital Stock equal to that number of shares of MetroPCS Class B Common Stock that were subject to such Outstanding MetroPCS Class B Warrant immediately prior to the Effective Time, and the per share exercise price for the shares of Parent Capital Stock issuable upon exercise of such Outstanding MetroPCS Class B Warrant shall be equal to the exercise price per share of MetroPCS Class B Common Stock of such Outstanding MetroPCS Class B Warrant immediately prior to the Effective Time. Upon the assumption and amendment of the Outstanding MetroPCS Class B Warrants as provided herein, holders of such Outstanding MetroPCS Class B Warrants shall have no additional rights or benefits beyond those which they had immediately prior to the Effective Time pursuant to the terms of such Outstanding MetroPCS Class B Warrants, and shall not be relieved of any obligations or restrictions applicable to such warrants or the shares of Parent Capital Stock issued or issuable upon exercise of such warrants.

(b) At or prior to the Effective Time, MetroPCS and Parent shall take all action necessary to cause the assumption by Parent, as of the Effective Time, of the warrants to purchase MetroPCS Class C Common Stock outstanding as of the Effective Time (the “Outstanding MetroPCS Class C Warrants”), and to obtain the consent of each holder of Outstanding MetroPCS Class C Warrants to the extent deemed necessary by MetroPCS and Parent to effect such assumption on the terms set forth in this Section 2.4(b). Each of the Outstanding MetroPCS Class C Warrants shall be converted into a warrant to purchase shares of Parent Class C Common Stock as of the Effective Time. After the Effective Time, each Outstanding MetroPCS Class C Warrant shall be exercisable for a number of shares of Parent Class C Common Stock equal to that number of shares of MetroPCS Class C Common Stock that were subject to such Outstanding MetroPCS Class C Warrant immediately prior to the Effective Time, and the per share exercise price for the shares of Parent Class C Common Stock issuable upon exercise of such Outstanding MetroPCS Class C Warrant shall be equal to the exercise price per share of MetroPCS Class C Common Stock of such Outstanding MetroPCS Class C Warrant immediately prior to the Effective Time. Upon the assumption and amendment of the Outstanding MetroPCS Class C Warrants as provided herein, holders of such Outstanding MetroPCS Class C Warrants shall have no additional rights or benefits beyond those which they had immediately prior to the Effective Time pursuant to the terms of such Outstanding MetroPCS Class C Warrants, and shall not be relieved of any obligations or restrictions applicable to such warrants or the shares of Parent Class C Common Stock issued or issuable upon exercise of such warrants.

2.5 Assignment and Assumption.

(a) Assignment. Effective as of the Effective Date, MetroPCS hereby assigns and transfers to Parent all of the rights and obligations of MetroPCS with respect to (i) the Amended and Restated Stockholders Agreement by and among MetroPCS and the Stockholders (as defined therein) dated as of July 17, 2000, as amended (the “Stockholders Agreement”), and (ii) the Securities Purchase Agreement by and among MetroPCS, the Subsidiaries (as defined therein) and the Purchasers (as defined therein) dated as of July 17, 2000, as amended (the “Securities Purchase Agreement”).

(b) Assumption. Parent hereby agrees to be bound, from and after the Effective Date, by the terms and conditions of the Stockholders Agreement and the Securities Purchase Agreement, in each case, to the same extent as MetroPCS was bound pursuant thereto immediately prior to the Effective Date.

ARTICLE III

GENERAL PROVISIONS

3.1 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, interest and possession to all assets, properties, rights, privileges, powers and franchises of MetroPCS, then Parent and Merger Sub, the officers and directors of Parent and the Surviving Corporation are fully authorized, in the name and on behalf of MetroPCS and Merger Sub, to take all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

3.2 Abandonment. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the board of directors of either Merger Sub or MetroPCS or both.

3.3 Amendment. At any time prior to the Effective Time, this Agreement may be amended or modified by action taken by or on behalf of the respective boards of directors of the parties hereto. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

3.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

3.5 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, and delivered by facsimile, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, MetroPCS, Parent and Merger Sub have caused this Agreement and Plan of Merger to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

METROPCS, INC.

By:	/s/ Roger D. Linquist
Roger D. Linquist
President and Chief Executive Officer

METROPCS COMMUNICATIONS, INC.

By:	/s/ Roger D. Linquist
Roger D. Linquist
President and Chief Executive Officer

MPCS HOLDCO MERGER SUB, INC.

By:	/s/ Roger D. Linquist
Roger D. Linquist
President and Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

EXHIBIT A

CERTIFICATE OF MERGER

MERGER OF

MPCS HOLDCO MERGER SUB, INC., A DELAWARE CORPORATION

WITH AND INTO

METROPCS, INC., A DELAWARE CORPORATION

Pursuant to the provisions of Section 251 of the Delaware General Corporation Law (the “DGCL”), the undersigned certifies as follows concerning the merger (the “Merger”) of MPCS Holdco Merger Sub, Inc., a Delaware corporation with and into MetroPCS, Inc., a Delaware corporation (collectively, the “Constituent Corporations”), with MetroPCS, Inc. as the surviving corporation (in such capacity, the “Surviving Corporation”).

1. An Agreement of Merger, dated April 6, 2004 (the “Merger Agreement”), has been approved, adopted, certified, executed and acknowledged by the Constituent Corporations in accordance with Section 251 of the DGCL.

2. The name of the Surviving Corporation shall be MetroPCS, Inc., a Delaware corporation.

3. The Sixth Amended and Restated Certificate of Incorporation of MetroPCS, Inc., amended as follows, shall be the Certificate of Incorporation of the Surviving Corporation. Upon the effective time of the Merger, such Sixth Amended and Restated Certificate of Incorporation shall be amended to include the following as Article XII:

ARTICLE XII

Any act or transaction by or involving this corporation, other than the election or removal of directors, that requires for its adoption, either under the DGCL or the Sixth Amended and Restated Certificate of Incorporation of this corporation (as the same may be further amended, supplemented, modified and/or restated), the approval of the stockholders of this corporation shall, as required and pursuant to Section 251(g) of the DGCL, require the approval of the stockholders of MetroPCS Communications, Inc. (or any successor by merger), by the same vote as is required by the DGCL and/or such Sixth Amended and Restated Certificate of Incorporation.

4. The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, 8144 Walnut Hill Lane, Suite 800, Dallas, Texas 75231.

5. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of MetroPCS, Inc. or MPCS Holdco Merger Sub, Inc.

IN WITNESS WHEREOF, the undersigned officer of MetroPCS, Inc. has signed this Certificate of Merger, as of the              day of                             , 2004.

METROPCS, INC.

By:
Name:	Roger D. Linquist
Title:	President, Chief Executive Officer and Secretary